Exhibit 99.1

News Release

Trustmark Corporation Announces Second Quarter 2023 Financial Results

Loan and Deposit Growth Continues, Credit Quality Remains Strong,

Net Interest Income and Noninterest Income Expand

JACKSON, Miss. – July 25, 2023 – Trustmark Corporation (NASDAQGS:TRMK) reported net income of $45.0 million in the second quarter of 2023, representing diluted earnings per share of $0.74. Trustmark’s performance during the second quarter produced a return on average tangible equity of 15.18% and a return on average assets of 0.96%. The Board of Directors declared a quarterly cash dividend of $0.23 per share payable September 15, 2023, to shareholders of record on September 1, 2023.

Second Quarter Highlights

•
Loans held for investment (HFI) increased $116.8 million, or 0.9%, from the prior quarter to $12.6 billion
•
Deposits expanded $130.2 million, or 0.9%, linked-quarter to $14.9 billion
•
Total revenue increased $4.5 million, or 2.4%, linked-quarter to $193.5 million
•
Net interest income (FTE) increased $2.2 million linked-quarter to $143.3 million, resulting in a net interest margin of 3.33%
•
Noninterest income totaled $53.6 million, representing 27.7% of total revenue
•
Credit quality remained strong; net charge-offs represented 4 basis points of average loans

Duane A. Dewey, President and CEO, stated, “Trustmark continued to post solid financial results in the second quarter, reflecting continued loan and deposit growth, expanding net interest income, and growth in our fee-based businesses. During the first six months of 2023, Trustmark’s net income totaled $95.3 million, which represented diluted earnings of $1.56 per share, an increase of 51.5% from the same period in 2022. We have a tremendous team of associates throughout our system that are focused on expanding existing customer relationships as well as demonstrating the value Trustmark can provide potential customers as their trusted financial partner. We have added very talented people across the organization in numerous production and back office roles to meet our objectives. We continue to implement initiatives to improve efficiency, enhance our ability to grow and serve customers, and build long-term value for our shareholders.”

Balance Sheet Management

•
Loans HFI totaled $12.6 billion, up 0.9% from the prior quarter and 15.3% year-over-year
•
Deposits totaled $14.9 billion, up 0.9% from the previous quarter and 1.0% year-over-year
•
Maintained strong capital position with CET1 ratio of 9.87% and total risk-based capital ratio of 12.08%

Loans HFI totaled $12.6 billion at June 30, 2023, reflecting an increase of $116.8 million, or 0.9%, linked-quarter and $1.7 billion, or 15.3%, year-over-year. The linked quarter growth reflected increases in other real estate secured loans, nonfarm, nonresidential loans, and 1-4 family residential loans offset in part by declines in other loans, state and political subdivision loans, and construction, land development and other land loans. Trustmark’s loan portfolio continues to be well-diversified by loan type and geography.

Deposits totaled $14.9 billion at June 30, 2023, up $130.2 million, or 0.9%, from the prior quarter and up $143.7 million, or 1.0%, year-over-year. Trustmark continues to maintain a strong liquidity position as loans HFI represented 84.6% of total deposits at June 30, 2023. Migration into higher-yielding products continued to drive a change in deposit mix from noninterest-bearing deposits, which represented 23.2% of total deposits at June 30, 2023. Interest-bearing deposit costs totaled 1.96% for the second quarter, while the total cost of deposits was 1.48%. The total cost of interest-bearing liabilities was 2.42% for the second quarter of 2023.

As previously announced, Trustmark’s Board of Directors authorized a stock repurchase program effective January 1, 2023, under which $50.0 million of Trustmark’s outstanding shares may be acquired through December 31, 2023. As of June 30, 2023, Trustmark had not repurchased any of its outstanding common shares under this program. Trustmark’s regulatory capital ratios continued to exceed all levels to be considered “well-capitalized” as of June 30, 2023.

Credit Quality

•
Nonperforming assets represented 0.60% of total loans and other real estate at June 30, 2023
•
Net charge-offs totaled $1.2 million in the second quarter, representing 0.04% of average loans
•
Allowance for credit losses (ACL) represented 1.03% of loans HFI and 301.4% of nonaccrual loans, excluding individually analyzed loans, at June 30, 2023

Nonaccrual loans totaled $75.0 million at June 30, 2023, up $2.7 million from the prior quarter and an increase of $13.0 million year-over-year. Other real estate totaled $1.1 million, reflecting a $547 thousand decrease from the prior quarter and a $1.9 million decline from the prior year.

The provision for credit losses for loans HFI was $8.2 million in the second quarter and was primarily attributable to extended maturities on mortgage loans resulting from lower prepayment speeds, weakening macroeconomic factors, and loan growth. The provision for credit losses for off-balance sheet credit exposures was $245 thousand, primarily driven by weakening macroeconomic factors. Collectively, the provision for credit losses totaled $8.5 million in the second quarter compared to $1.0 million from the prior quarter and $1.1 million in the second quarter of 2022.

Allocation of Trustmark’s $129.3 million ACL on loans HFI represented 0.84% of commercial loans and 1.60% of consumer and home mortgage loans, resulting in an ACL to total loans HFI of 1.03% at June 30, 2023. Management believes the level of the ACL is commensurate with the credit losses currently expected in the loan portfolio.

Revenue Generation

•
Total revenue increased $4.5 million, or 2.4%, linked-quarter
•
Net interest income (FTE) totaled $143.3 million in the second quarter, up 1.6% linked-quarter
•
Noninterest income increased 4.2% linked-quarter to total $53.6 million, representing 27.7% of total revenue in the second quarter

Revenue in the second quarter totaled $193.5 million, an increase of $4.5 million, or 2.4%, from the prior quarter and $27.5 million, or 16.6%, from the prior year. The linked-quarter increase primarily reflects higher net interest income and solid growth in all fee income business with the exception of mortgage banking. The year-over-year growth in revenue is attributed to higher net interest income.

Net interest income (FTE) in the second quarter totaled $143.3 million, resulting in a net interest margin of 3.33%, down 6 basis points from the prior quarter. The decrease in the net interest margin was due to increased costs of interest-bearing deposits which were partially offset by increased yields on the loans HFI and HFS portfolio and securities portfolio.

Noninterest income in the second quarter totaled $53.6 million, an increase of $2.2 million, or 4.2%, from the prior quarter and a $300 thousand increase year-over-year. With the exception of mortgage banking, all categories increased linked-quarter with other, net and bank card and other fees increasing $1.2 million and $1.1 million, respectively. Year-over-year increases in insurance, other, net and service charges on deposit accounts, were offset in part by declines in bank card and other fees, mortgage banking and wealth management revenue.

Mortgage loan production in the second quarter totaled $431.3 million, an increase of 19.5% from the prior quarter and a decrease of 36.7% year-over-year. Mortgage banking revenue totaled $6.6 million in the second quarter, a decrease of $1.0 million linked-quarter and $1.5 million year-over-year. The linked-quarter decrease was principally attributable to accelerated amortization of mortgage servicing rights offset in part by reduced net negative hedge ineffectiveness.

Insurance revenue totaled $14.8 million in the second quarter, up $459 thousand, or 3.2%, from the prior quarter and $1.1 million, or 7.8%, year-over-year. The linked-quarter increase primarily reflected growth in policy fees and other commissions while the year-over-year increase primarily reflected growth in commercial property and casualty commissions. Wealth management revenue in the second quarter totaled $8.9 million, an increase of $102 thousand, or 1.2%, from the prior quarter and a decline of $220 thousand, or 2.4%, year-over-year. The linked-quarter growth reflected higher trust management revenue while the year-over-year decline reflected reduced brokerage revenue.

Noninterest Expense

•
Noninterest expense totaled $132.2 million in the second quarter, up 3.0%, from the prior quarter
•
Adjusted noninterest expense, which excludes other real estate expense, amortization of intangibles, and charitable contributions resulting in state tax credits, totaled $131.6 million in the second quarter, an increase of 3.2% from the prior quarter. Please refer to the Consolidated Financial Information, Note 7 – Non-GAAP Financial Measures

Noninterest expense in the second quarter totaled $132.2 million, an increase of $3.9 million, or 3.0%, when compared to the prior quarter. Salaries and employee benefits increased $1.9 million linked-quarter principally due to commissions and annual merit increases. Services and fees increased $2.8 million, or 11.2%, linked-quarter primarily due to increases in professional fees. Net occupancy expense declined $521 thousand, or 6.8%, while other expense declined $309 thousand, or 2.1%, linked-quarter.

FIT2GROW

“In 2022, we announced FIT2GROW, a comprehensive program of Focus, Innovation and Transformation designed to enhance our ability to grow and serve customers. Our Atlanta-based Equipment Finance division, established in late 2022, continues to gain traction as its portfolio has grown to $127 million as of June 30, 2023. Implementation of our technology plans continued during the second quarter with conversion of our credit card platform to a best-in-class product for our customers. In addition, advancements in our loan underwriting system were implemented and plans for conversion of our deposit system continued. During the quarter, work continued on the design of our sales through service process, which will be implemented across the retail branch network in early 2024. These actions are designed to enhance Trustmark’s performance and build long-term value for our shareholders,” said Dewey.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, July 26, 2023, at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, August 9, 2023, in archived format at the same web address or by calling (877) 344-7529, passcode 7655682.

Trustmark is a financial services company providing banking and financial solutions through offices in Alabama, Florida, Georgia, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, actions by the Board of Governors of the Federal Reserve System (FRB) that impact the level of market interest rates, local, state and national economic and market conditions (including uncertainty regarding the federal government's debt limit or a prolonged shutdown of the federal government), conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, levels of and volatility in crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the impacts related to or resulting from recent bank failures and other economic and industry volatility, including potential increased regulatory requirements and costs and potential impacts to macroeconomic conditions, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Thomas C. Owens	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-7853

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2023
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	6/30/2023	3/31/2023	6/30/2022	$ Change	% Change	$ Change	% Change
Securities AFS-taxable (1)	$2,140,505	$2,187,121	$3,094,364	$(46,616)	-2.1%	$(953,859)	-30.8%
Securities AFS-nontaxable	4,796	4,812	5,110	(16)	-0.3%	(314)	-6.1%
Securities HTM-taxable (1)	1,463,086	1,479,283	811,599	(16,197)	-1.1%	651,487	80.3%
Securities HTM-nontaxable	1,718	4,509	5,630	(2,791)	-61.9%	(3,912)	-69.5%
Total securities	3,610,105	3,675,725	3,916,703	(65,620)	-1.8%	(306,598)	-7.8%
Paycheck protection program loans (PPP)	—	—	17,746	—	n/m	(17,746)	-100.0%
Loans (includes loans held for sale)	12,732,057	12,530,449	10,910,178	201,608	1.6%	1,821,879	16.7%
Fed funds sold and reverse repurchases	3,275	2,379	110	896	37.7%	3,165	n/m
Other earning assets	903,027	647,760	1,139,312	255,267	39.4%	(236,285)	-20.7%
Total earning assets	17,248,464	16,856,313	15,984,049	392,151	2.3%	1,264,415	7.9%
Allowance for credit losses (ACL), loans held for investment (LHFI)	(121,960)	(119,978)	(99,106)	(1,982)	-1.7%	(22,854)	-23.1%
Other assets	1,648,583	1,762,449	1,513,127	(113,866)	-6.5%	135,456	9.0%
Total assets	$18,775,087	$18,498,784	$17,398,070	$276,303	1.5%	$1,377,017	7.9%

Interest-bearing demand deposits	$4,803,737	$4,751,154	$4,578,235	$52,583	1.1%	$225,502	4.9%
Savings deposits	4,002,134	4,193,764	4,638,849	(191,630)	-4.6%	(636,715)	-13.7%
Time deposits	2,335,752	1,907,449	1,159,065	428,303	22.5%	1,176,687	n/m
Total interest-bearing deposits	11,141,623	10,852,367	10,376,149	289,256	2.7%	765,474	7.4%
Fed funds purchased and repurchases	389,834	436,535	118,753	(46,701)	-10.7%	271,081	n/m
Other borrowings	1,330,010	1,110,843	80,283	219,167	19.7%	1,249,727	n/m
Subordinated notes	123,337	123,281	123,116	56	0.0%	221	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	13,046,660	12,584,882	10,760,157	461,778	3.7%	2,286,503	21.2%
Noninterest-bearing deposits	3,595,927	3,813,248	4,590,338	(217,321)	-5.7%	(994,411)	-21.7%
Other liabilities	552,209	576,826	439,266	(24,617)	-4.3%	112,943	25.7%
Total liabilities	17,194,796	16,974,956	15,789,761	219,840	1.3%	1,405,035	8.9%
Shareholders' equity	1,580,291	1,523,828	1,608,309	56,463	3.7%	(28,018)	-1.7%
Total liabilities and equity	$18,775,087	$18,498,784	$17,398,070	$276,303	1.5%	$1,377,017	7.9%

(1) During the fourth quarter of 2022, Trustmark transferred $422.9 million of securities available for sale to securities held to maturity.
See Note 2 - Securities Available for Sale and Held to Maturity in the Notes to Consolidated Financials for additional information.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2023
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	6/30/2023	3/31/2023	6/30/2022	$ Change	% Change	$ Change	% Change
Cash and due from banks	$832,052	$1,297,144	$742,461	$(465,092)	-35.9%	$89,591	12.1%
Fed funds sold and reverse repurchases	—	—	—	—	n/m	—	n/m
Securities available for sale (1)	1,871,883	1,984,162	2,644,364	(112,279)	-5.7%	(772,481)	-29.2%
Securities held to maturity (1)	1,458,665	1,474,338	1,137,754	(15,673)	-1.1%	320,911	28.2%
PPP loans	—	—	12,549	—	n/m	(12,549)	-100.0%
Loans held for sale (LHFS)	181,094	175,926	190,186	5,168	2.9%	(9,092)	-4.8%
Loans held for investment (LHFI)	12,613,967	12,497,195	10,944,840	116,772	0.9%	1,669,127	15.3%
ACL LHFI	(129,298)	(122,239)	(103,140)	(7,059)	-5.8%	(26,158)	-25.4%
Net LHFI	12,484,669	12,374,956	10,841,700	109,713	0.9%	1,642,969	15.2%
Premises and equipment, net	227,630	223,975	207,914	3,655	1.6%	19,716	9.5%
Mortgage servicing rights	134,350	127,206	121,014	7,144	5.6%	13,336	11.0%
Goodwill	384,237	384,237	384,237	—	0.0%	—	0.0%
Identifiable intangible assets	3,222	3,352	4,264	(130)	-3.9%	(1,042)	-24.4%
Other real estate	1,137	1,684	3,034	(547)	-32.5%	(1,897)	-62.5%
Operating lease right-of-use assets	38,179	35,315	34,684	2,864	8.1%	3,495	10.1%
Other assets	805,508	794,883	627,349	10,625	1.3%	178,159	28.4%
Total assets	$18,422,626	$18,877,178	$16,951,510	$(454,552)	-2.4%	$1,471,116	8.7%

Deposits:
Noninterest-bearing	$3,461,073	$3,797,055	$4,509,472	$(335,982)	-8.8%	$(1,048,399)	-23.2%
Interest-bearing	11,452,827	10,986,606	10,260,696	466,221	4.2%	1,192,131	11.6%
Total deposits	14,913,900	14,783,661	14,770,168	130,239	0.9%	143,732	1.0%
Fed funds purchased and repurchases	311,179	477,980	70,157	(166,801)	-34.9%	241,022	n/m
Other borrowings	1,056,714	1,485,181	72,553	(428,467)	-28.8%	984,161	n/m
Subordinated notes	123,372	123,317	123,152	55	0.0%	220	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures	34,841	34,596	32,949	245	0.7%	1,892	5.7%
Operating lease liabilities	40,845	37,988	37,108	2,857	7.5%	3,737	10.1%
Other liabilities	308,726	310,500	196,871	(1,774)	-0.6%	111,855	56.8%
Total liabilities	16,851,433	17,315,079	15,364,814	(463,646)	-2.7%	1,486,619	9.7%
Common stock	12,724	12,720	12,752	4	0.0%	(28)	-0.2%
Capital surplus	156,834	155,297	160,876	1,537	1.0%	(4,042)	-2.5%
Retained earnings	1,667,339	1,636,463	1,620,210	30,876	1.9%	47,129	2.9%
Accumulated other comprehensive income (loss), net of tax	(265,704)	(242,381)	(207,142)	(23,323)	-9.6%	(58,562)	-28.3%
Total shareholders' equity	1,571,193	1,562,099	1,586,696	9,094	0.6%	(15,503)	-1.0%
Total liabilities and equity	$18,422,626	$18,877,178	$16,951,510	$(454,552)	-2.4%	$1,471,116	8.7%

(1) During the fourth quarter of 2022, Trustmark transferred $422.9 million of securities available for sale to securities held to maturity.
See Note 2 - Securities Available for Sale and Held to Maturity in the Notes to Consolidated Financials for additional information.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2023
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	6/30/2023	3/31/2023	6/30/2022	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$192,941	$178,967	$103,033	$13,974	7.8%	$89,908	87.3%
Interest and fees on PPP loans	—	—	184	—	n/m	(184)	-100.0%
Interest on securities-taxable	16,779	16,761	14,561	18	0.1%	2,218	15.2%
Interest on securities-tax exempt-FTE	69	92	107	(23)	-25.0%	(38)	-35.5%
Interest on fed funds sold and reverse repurchases	45	30	1	15	50.0%	44	n/m
Other interest income	12,077	6,527	2,214	5,550	85.0%	9,863	n/m
Total interest income-FTE	221,911	202,377	120,100	19,534	9.7%	101,811	84.8%
Interest on deposits	54,409	40,898	2,774	13,511	33.0%	51,635	n/m
Interest on fed funds purchased and repurchases	4,865	4,832	70	33	0.7%	4,795	n/m
Other interest expense	19,350	15,575	1,664	3,775	24.2%	17,686	n/m
Total interest expense	78,624	61,305	4,508	17,319	28.3%	74,116	n/m
Net interest income-FTE	143,287	141,072	115,592	2,215	1.6%	27,695	24.0%
Provision for credit losses, LHFI	8,211	3,244	2,716	4,967	n/m	5,495	n/m
Provision for credit losses, off-balance sheet credit exposures	245	(2,242)	(1,568)	2,487	n/m	1,813	n/m
Net interest income after provision-FTE	134,831	140,070	114,444	(5,239)	-3.7%	20,387	17.8%
Service charges on deposit accounts	10,695	10,336	10,226	359	3.5%	469	4.6%
Bank card and other fees	8,917	7,803	10,167	1,114	14.3%	(1,250)	-12.3%
Mortgage banking, net	6,600	7,639	8,149	(1,039)	-13.6%	(1,549)	-19.0%
Insurance commissions	14,764	14,305	13,702	459	3.2%	1,062	7.8%
Wealth management	8,882	8,780	9,102	102	1.2%	(220)	-2.4%
Other, net	3,695	2,514	1,907	1,181	47.0%	1,788	93.8%
Total noninterest income	53,553	51,377	53,253	2,176	4.2%	300	0.6%
Salaries and employee benefits	75,940	74,056	71,679	1,884	2.5%	4,261	5.9%
Services and fees (2)	28,264	25,426	25,659	2,838	11.2%	2,605	10.2%
Net occupancy-premises	7,108	7,629	6,892	(521)	-6.8%	216	3.1%
Equipment expense	6,404	6,405	6,047	(1)	0.0%	357	5.9%
Litigation settlement expense (1)	—	—	—	—	n/m	—	n/m
Other expense (2)	14,502	14,811	13,490	(309)	-2.1%	1,012	7.5%
Total noninterest expense	132,218	128,327	123,767	3,891	3.0%	8,451	6.8%
Income (loss) before income taxes and tax eq adj	56,166	63,120	43,930	(6,954)	-11.0%	12,236	27.9%
Tax equivalent adjustment	3,383	3,477	2,916	(94)	-2.7%	467	16.0%
Income (loss) before income taxes	52,783	59,643	41,014	(6,860)	-11.5%	11,769	28.7%
Income taxes	7,746	9,343	6,730	(1,597)	-17.1%	1,016	15.1%
Net income (loss)	$45,037	$50,300	$34,284	$(5,263)	-10.5%	$10,753	31.4%

Per share data
Earnings (loss) per share - basic	$0.74	$0.82	$0.56	$(0.08)	-9.8%	$0.18	32.1%

Earnings (loss) per share - diluted	$0.74	$0.82	$0.56	$(0.08)	-9.8%	$0.18	32.1%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	61,063,277	61,011,059	61,378,226

Diluted	61,230,031	61,193,275	61,546,285

Period end shares outstanding	61,069,036	61,048,516	61,201,123

(1) See Note 1 - Litigation Settlement in the Notes to Consolidated Financials for additional information.
(2) During the first quarter of 2023, Trustmark reclassified its debit card transaction fees from other expense to services and fees. Prior periods have been reclassified accordingly.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2023
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	6/30/2023	3/31/2023	6/30/2022	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama (2)	$11,058	$10,919	$2,698	$139	1.3%	$8,360	n/m
Florida	334	256	233	78	30.5%	101	43.3%
Mississippi (3)	36,288	32,560	23,039	3,728	11.4%	13,249	57.5%
Tennessee (4)	5,088	5,416	9,500	(328)	-6.1%	(4,412)	-46.4%
Texas	22,259	23,224	26,582	(965)	-4.2%	(4,323)	-16.3%
Total nonaccrual LHFI	75,027	72,375	62,052	2,652	3.7%	12,975	20.9%
Other real estate
Alabama (2)	—	—	84	—	n/m	(84)	-100.0%
Mississippi (3)	1,137	1,495	2,950	(358)	-23.9%	(1,813)	-61.5%
Tennessee (4)	—	189	—	(189)	-100.0%	—	n/m
Total other real estate	1,137	1,684	3,034	(547)	-32.5%	(1,897)	-62.5%
Total nonperforming assets	$76,164	$74,059	$65,086	$2,105	2.8%	$11,078	17.0%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$3,911	$2,255	$1,347	$1,656	73.4%	$2,564	n/m

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$35,766	$41,468	$51,164	$(5,702)	-13.8%	$(15,398)	-30.1%

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI (1)	6/30/2023	3/31/2023	6/30/2022	$ Change	% Change	$ Change	% Change
Beginning Balance	$122,239	$120,214	$98,734	$2,025	1.7%	$23,505	23.8%
Provision for credit losses, LHFI	8,211	3,244	2,716	4,967	n/m	5,495	n/m
Charge-offs	(2,773)	(2,996)	(2,277)	223	7.4%	(496)	-21.8%
Recoveries	1,621	1,777	3,967	(156)	-8.8%	(2,346)	-59.1%
Net (charge-offs) recoveries	(1,152)	(1,219)	1,690	67	5.5%	(2,842)	n/m
Ending Balance	$129,298	$122,239	$103,140	$7,059	5.8%	$26,158	25.4%

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama (2)	$(141)	$(268)	$1,129	$127	-47.4%	$(1,270)	n/m
Florida	(35)	(36)	761	1	2.8%	(796)	n/m
Mississippi (3)	(762)	(775)	(266)	13	1.7%	(496)	n/m
Tennessee (4)	(166)	(124)	31	(42)	-33.9%	(197)	n/m
Texas	(48)	(16)	35	(32)	n/m	(83)	n/m
Total net (charge-offs) recoveries	$(1,152)	$(1,219)	$1,690	$67	5.5%	$(2,842)	n/m

(1) Excludes PPP loans.
(2) Alabama includes the Georgia Loan Production Office.
(3) Mississippi includes Central and Southern Mississippi Regions.
(4) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2023
($ in thousands)
(unaudited)

	Quarter Ended					Six Months Ended
AVERAGE BALANCES	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Securities AFS-taxable (1)	$2,140,505	$2,187,121	$2,572,675	$2,824,254	$3,094,364	$2,163,684	$3,169,515
Securities AFS-nontaxable	4,796	4,812	4,828	4,928	5,110	4,804	5,118
Securities HTM-taxable (1)	1,463,086	1,479,283	1,268,952	1,140,685	811,599	1,471,140	612,332
Securities HTM-nontaxable	1,718	4,509	4,514	5,057	5,630	3,106	6,474
Total securities	3,610,105	3,675,725	3,850,969	3,974,924	3,916,703	3,642,734	3,793,439
PPP loans	—	—	3,235	9,821	17,746	—	23,346
Loans (includes loans held for sale)	12,732,057	12,530,449	12,006,661	11,459,551	10,910,178	12,631,810	10,731,438
Fed funds sold and reverse repurchases	3,275	2,379	6,566	226	110	2,829	83
Other earning assets	903,027	647,760	375,190	325,620	1,139,312	780,657	1,473,655
Total earning assets	17,248,464	16,856,313	16,242,621	15,770,142	15,984,049	17,058,030	16,021,961
ACL LHFI	(121,960)	(119,978)	(114,948)	(102,951)	(99,106)	(120,974)	(99,247)
Other assets	1,648,583	1,762,449	1,630,085	1,576,653	1,513,127	1,700,643	1,531,884
Total assets	$18,775,087	$18,498,784	$17,757,758	$17,243,844	$17,398,070	$18,637,699	$17,454,598

Interest-bearing demand deposits	$4,803,737	$4,751,154	$4,719,303	$4,613,733	$4,578,235	$4,777,591	$4,504,058
Savings deposits	4,002,134	4,193,764	4,379,673	4,514,579	4,638,849	4,097,420	4,714,556
Time deposits	2,335,752	1,907,449	1,152,905	1,111,440	1,159,065	2,122,784	1,176,155
Total interest-bearing deposits	11,141,623	10,852,367	10,251,881	10,239,752	10,376,149	10,997,795	10,394,769
Fed funds purchased and repurchases	389,834	436,535	549,406	249,809	118,753	413,055	165,122
Other borrowings	1,330,010	1,110,843	530,993	88,697	80,283	1,221,032	85,657
Subordinated notes	123,337	123,281	123,226	123,171	123,116	123,309	123,089
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	13,046,660	12,584,882	11,517,362	10,763,285	10,760,157	12,817,047	10,830,493
Noninterest-bearing deposits	3,595,927	3,813,248	4,177,113	4,444,370	4,590,338	3,703,987	4,595,693
Other liabilities	552,209	576,826	569,992	429,720	439,266	564,450	367,673
Total liabilities	17,194,796	16,974,956	16,264,467	15,637,375	15,789,761	17,085,484	15,793,859
Shareholders' equity	1,580,291	1,523,828	1,493,291	1,606,469	1,608,309	1,552,215	1,660,739
Total liabilities and equity	$18,775,087	$18,498,784	$17,757,758	$17,243,844	$17,398,070	$18,637,699	$17,454,598

(1) During the fourth quarter of 2022, Trustmark transferred $422.9 million of securities available for sale to securities held to maturity.
See Note 2 - Securities Available for Sale and Held to Maturity in the Notes to Consolidated Financials for additional information.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2023
($ in thousands)
(unaudited)

PERIOD END BALANCES	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Cash and due from banks	$832,052	$1,297,144	$734,787	$479,637	$742,461
Fed funds sold and reverse repurchases	—	—	4,000	10,098	—
Securities available for sale (1)	1,871,883	1,984,162	2,024,082	2,444,486	2,644,364
Securities held to maturity (1)	1,458,665	1,474,338	1,494,514	1,156,985	1,137,754
PPP loans	—	—	—	4,798	12,549
LHFS	181,094	175,926	135,226	165,213	190,186
LHFI	12,613,967	12,497,195	12,204,039	11,586,064	10,944,840
ACL LHFI	(129,298)	(122,239)	(120,214)	(115,050)	(103,140)
Net LHFI	12,484,669	12,374,956	12,083,825	11,471,014	10,841,700
Premises and equipment, net	227,630	223,975	212,365	210,761	207,914
Mortgage servicing rights	134,350	127,206	129,677	132,615	121,014
Goodwill	384,237	384,237	384,237	384,237	384,237
Identifiable intangible assets	3,222	3,352	3,640	3,952	4,264
Other real estate	1,137	1,684	1,986	2,971	3,034
Operating lease right-of-use assets	38,179	35,315	36,301	37,282	34,684
Other assets	805,508	794,883	770,838	686,585	627,349
Total assets	$18,422,626	$18,877,178	$18,015,478	$17,190,634	$16,951,510

Deposits:
Noninterest-bearing	$3,461,073	$3,797,055	$4,093,771	$4,358,805	$4,509,472
Interest-bearing	11,452,827	10,986,606	10,343,877	10,066,375	10,260,696
Total deposits	14,913,900	14,783,661	14,437,648	14,425,180	14,770,168
Fed funds purchased and repurchases	311,179	477,980	449,331	544,068	70,157
Other borrowings	1,056,714	1,485,181	1,050,938	223,172	72,553
Subordinated notes	123,372	123,317	123,262	123,207	123,152
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures	34,841	34,596	36,838	31,623	32,949
Operating lease liabilities	40,845	37,988	38,932	39,797	37,108
Other liabilities	308,726	310,500	324,405	232,786	196,871
Total liabilities	16,851,433	17,315,079	16,523,210	15,681,689	15,364,814
Common stock	12,724	12,720	12,705	12,700	12,752
Capital surplus	156,834	155,297	154,645	154,150	160,876
Retained earnings	1,667,339	1,636,463	1,600,321	1,648,507	1,620,210
Accumulated other comprehensive income (loss), net of tax	(265,704)	(242,381)	(275,403)	(306,412)	(207,142)
Total shareholders' equity	1,571,193	1,562,099	1,492,268	1,508,945	1,586,696
Total liabilities and equity	$18,422,626	$18,877,178	$18,015,478	$17,190,634	$16,951,510

(1) During the fourth quarter of 2022, Trustmark transferred $422.9 million of securities available for sale to securities held to maturity.
See Note 2 - Securities Available for Sale and Held to Maturity in the Notes to Consolidated Financials for additional information.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2023
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Six Months Ended
INCOME STATEMENTS	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Interest and fees on LHFS & LHFI-FTE	$192,941	$178,967	$159,566	$129,395	$103,033	$371,908	$196,285
Interest and fees on PPP loans	—	—	101	186	184	—	352
Interest on securities-taxable	16,779	16,761	16,577	16,222	14,561	33,540	26,918
Interest on securities-tax exempt-FTE	69	92	93	100	107	161	229
Interest on fed funds sold and reverse repurchases	45	30	71	2	1	75	1
Other interest income	12,077	6,527	3,556	1,493	2,214	18,604	3,031
Total interest income-FTE	221,911	202,377	179,964	147,398	120,100	424,288	226,816
Interest on deposits	54,409	40,898	18,438	5,097	2,774	95,307	5,534
Interest on fed funds purchased and repurchases	4,865	4,832	4,762	1,225	70	9,697	140
Other interest expense	19,350	15,575	6,730	1,996	1,664	34,925	3,203
Total interest expense	78,624	61,305	29,930	8,318	4,508	139,929	8,877
Net interest income-FTE	143,287	141,072	150,034	139,080	115,592	284,359	217,939
Provision for credit losses, LHFI	8,211	3,244	6,902	12,919	2,716	11,455	1,856
Provision for credit losses, off-balance sheet credit exposures	245	(2,242)	5,215	(1,326)	(1,568)	(1,997)	(2,674)
Net interest income after provision-FTE	134,831	140,070	137,917	127,487	114,444	274,901	218,757
Service charges on deposit accounts	10,695	10,336	11,162	11,318	10,226	21,031	19,677
Bank card and other fees	8,917	7,803	8,191	9,305	10,167	16,720	18,609
Mortgage banking, net	6,600	7,639	3,408	6,876	8,149	14,239	18,022
Insurance commissions	14,764	14,305	12,019	13,911	13,702	29,069	27,791
Wealth management	8,882	8,780	8,079	8,778	9,102	17,662	18,156
Other, net	3,695	2,514	2,311	2,418	1,907	6,209	5,113
Total noninterest income	53,553	51,377	45,170	52,606	53,253	104,930	107,368
Salaries and employee benefits	75,940	74,056	73,469	72,707	71,679	149,996	141,264
Services and fees (2)	28,264	25,426	27,709	26,787	25,659	53,690	50,973
Net occupancy-premises	7,108	7,629	7,898	7,395	6,892	14,737	13,971
Equipment expense	6,404	6,405	6,268	6,072	6,047	12,809	12,108
Litigation settlement expense (1)	—	—	100,750	—	—	—	—
Other expense (2)	14,502	14,811	15,135	13,737	13,490	29,313	26,970
Total noninterest expense	132,218	128,327	231,229	126,698	123,767	260,545	245,286
Income (loss) before income taxes and tax eq adj	56,166	63,120	(48,142)	53,395	43,930	119,286	80,839
Tax equivalent adjustment	3,383	3,477	3,451	2,975	2,916	6,860	5,919
Income (loss) before income taxes	52,783	59,643	(51,593)	50,420	41,014	112,426	74,920
Income taxes	7,746	9,343	(17,530)	7,965	6,730	17,089	11,425
Net income (loss)	$45,037	$50,300	$(34,063)	$42,455	$34,284	$95,337	$63,495

Per share data
Earnings (loss) per share - basic	$0.74	$0.82	$(0.56)	$0.69	$0.56	$1.56	$1.03

Earnings (loss) per share - diluted	$0.74	$0.82	$(0.56)	$0.69	$0.56	$1.56	$1.03

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.46	$0.46

Weighted average shares outstanding
Basic	61,063,277	61,011,059	60,969,400	61,114,804	61,378,226	61,037,312	61,445,934

Diluted	61,230,031	61,193,275	61,173,249	61,318,715	61,546,285	61,206,799	61,624,569

Period end shares outstanding	61,069,036	61,048,516	60,977,686	60,953,864	61,201,123	61,069,036	61,201,123

(1) See Note 1 - Litigation Settlement in the Notes to Consolidated Financials for additional information.
(2) During the first quarter of 2023, Trustmark reclassified its debit card transaction fees from other expense to services and fees. Prior periods have been reclassified accordingly.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2023
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Nonaccrual LHFI
Alabama (2)	$11,058	$10,919	$12,300	$12,710	$2,698
Florida	334	256	227	227	233
Mississippi (3)	36,288	32,560	24,683	23,517	23,039
Tennessee (4)	5,088	5,416	5,566	5,120	9,500
Texas	22,259	23,224	23,196	26,353	26,582
Total nonaccrual LHFI	75,027	72,375	65,972	67,927	62,052
Other real estate
Alabama (2)	—	—	194	217	84
Mississippi (3)	1,137	1,495	1,769	2,754	2,950
Tennessee (4)	—	189	23	—	—
Total other real estate	1,137	1,684	1,986	2,971	3,034
Total nonperforming assets	$76,164	$74,059	$67,958	$70,898	$65,086

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$3,911	$2,255	$3,929	$1,842	$1,347

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$35,766	$41,468	$49,320	$48,313	$51,164

	Quarter Ended					Six Months Ended
ACL LHFI (1)	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Beginning Balance	$122,239	$120,214	$115,050	$103,140	$98,734	$120,214	$99,457
Provision for credit losses, LHFI	8,211	3,244	6,902	12,919	2,716	11,455	1,856
Charge-offs	(2,773)	(2,996)	(3,893)	(2,920)	(2,277)	(5,769)	(4,519)
Recoveries	1,621	1,777	2,155	1,911	3,967	3,398	6,346
Net (charge-offs) recoveries	(1,152)	(1,219)	(1,738)	(1,009)	1,690	(2,371)	1,827
Ending Balance	$129,298	$122,239	$120,214	$115,050	$103,140	$129,298	$103,140

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama (2)	$(141)	$(268)	$98	$93	$1,129	$(409)	$1,828
Florida	(35)	(36)	(60)	(23)	761	(71)	735
Mississippi (3)	(762)	(775)	(1,657)	(702)	(266)	(1,537)	(354)
Tennessee (4)	(166)	(124)	(195)	(202)	31	(290)	(393)
Texas	(48)	(16)	76	(175)	35	(64)	11
Total net (charge-offs) recoveries	$(1,152)	$(1,219)	$(1,738)	$(1,009)	$1,690	$(2,371)	$1,827

(1) Excludes PPP loans.
(2) Alabama includes the Georgia Loan Production Office.
(3) Mississippi includes Central and Southern Mississippi Regions.
(4) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2023
(unaudited)

	Quarter Ended					Six Months Ended
FINANCIAL RATIOS AND OTHER DATA	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Return on average equity	11.43%	13.39%	-9.05%	10.48%	8.55%	12.39%	7.71%
Return on average tangible equity	15.18%	18.03%	-12.14%	13.90%	11.36%	16.56%	10.16%
Return on average assets	0.96%	1.10%	-0.76%	0.98%	0.79%	1.03%	0.73%
Interest margin - Yield - FTE	5.16%	4.87%	4.40%	3.71%	3.01%	5.02%	2.85%
Interest margin - Cost	1.83%	1.47%	0.73%	0.21%	0.11%	1.65%	0.11%
Net interest margin - FTE	3.33%	3.39%	3.66%	3.50%	2.90%	3.36%	2.74%
Efficiency ratio (1)	66.17%	65.60%	65.85%	64.96%	71.89%	65.89%	74.08%
Full-time equivalent employees	2,761	2,758	2,738	2,717	2,727

CREDIT QUALITY RATIOS (2)
Net (recoveries) charge-offs / average loans	0.04%	0.04%	0.06%	0.03%	-0.06%	0.04%	-0.03%
Provision for credit losses, LHFI / average loans	0.26%	0.10%	0.23%	0.45%	0.10%	0.18%	0.03%
Nonaccrual LHFI / (LHFI + LHFS)	0.59%	0.57%	0.53%	0.58%	0.56%
Nonperforming assets / (LHFI + LHFS)	0.60%	0.58%	0.55%	0.60%	0.58%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.60%	0.58%	0.55%	0.60%	0.58%
ACL LHFI / LHFI	1.03%	0.98%	0.99%	0.99%	0.94%
ACL LHFI-commercial / commercial LHFI	0.84%	0.80%	0.85%	0.93%	0.88%
ACL LHFI-consumer / consumer and home mortgage LHFI	1.60%	1.54%	1.41%	1.20%	1.14%
ACL LHFI / nonaccrual LHFI	172.34%	168.90%	182.22%	169.37%	166.22%
ACL LHFI / nonaccrual LHFI (excl individually analyzed loans)	301.44%	320.80%	399.19%	466.03%	475.27%

CAPITAL RATIOS
Total equity / total assets	8.53%	8.28%	8.28%	8.78%	9.36%
Tangible equity / tangible assets	6.56%	6.35%	6.27%	6.67%	7.23%
Tangible equity / risk-weighted assets	7.91%	7.94%	7.61%	8.15%	9.16%
Tier 1 leverage ratio	8.35%	8.29%	8.47%	9.01%	8.80%
Common equity tier 1 capital ratio	9.87%	9.76%	9.74%	10.63%	11.01%
Tier 1 risk-based capital ratio	10.27%	10.17%	10.15%	11.06%	11.47%
Total risk-based capital ratio	12.08%	11.95%	11.91%	12.85%	13.26%

STOCK PERFORMANCE
Market value-Close	$21.12	$24.70	$34.91	$30.63	$29.19
Book value	$25.73	$25.59	$24.47	$24.76	$25.93
Tangible book value	$19.38	$19.24	$18.11	$18.39	$19.58

(1) See Note 7 – Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.
(2) Excludes PPP loans.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2023
($ in thousands)
(unaudited)

Note 1 - Litigation Settlement

As previously announced, on December 31, 2022, Trustmark National Bank (TNB) agreed to a settlement in principle (the Settlement) relating to litigation involving the Stanford Financial Group. On January 13, 2023, TNB entered into a Settlement Agreement (the Settlement Agreement) reflecting the terms of the Settlement. The parties to the Settlement Agreement are, on the one hand, (i) Ralph S. Janvey, solely in his capacity as the court-appointed receiver (the Receiver) for the Stanford Receivership Estate; (ii) the Official Stanford Investors Committee; (iii) each of the plaintiffs in the Rotstain and Smith Actions; and, on the other hand, (iv) TNB. Under the terms of the Settlement Agreement, the parties agreed to settle and dismiss the Rotstain Action, the Smith Action, and all current or future claims by plaintiffs in either such Action arising from or related to Stanford. In addition, the Settlement Agreement provided that the parties would request dismissal of the Jackson Action pursuant to the terms of the bar orders described below. If the Court’s approval (as described below) of the Settlement Agreement, including the bar orders described below, is upheld on appeal, TNB will make a one-time cash payment of $100.0 million to the Receiver.

The Settlement Agreement included the parties’ agreement to seek the Northern District of Texas District Court’s entry of bar orders prohibiting any continued or future claims by the plaintiffs in the Actions or by any other person or entity against TNB and its related parties relating to Stanford, whether asserted to date or not. The bar orders therefore would prohibit all litigation relating to Stanford described herein, including not only the Actions and any pending matters but also any actions that may be brought in the future. Final Court approval of these bar orders is a condition of the Settlement.

The Settlement Agreement is also subject to notice to Stanford’s investor claimants (which has been provided) and final, non-appealable approval by the U.S. District Court for the Northern District of Texas. While TNB believes that the Settlement Agreement is consistent with the terms of prior Stanford-related settlements that have been approved by the Court and were not successfully appealed, it is possible that the Court’s approval of the Settlement Agreement (which has occurred, as described further below) may not be upheld on appeal.

The Settlement Agreement also provides that TNB denies and makes no admission of liability or wrongdoing in connection with any Stanford matter. As has been the case throughout the pendency of the Actions, TNB expressly denies any liability or wrongdoing with respect to any matter alleged in regard to the multi-billion-dollar Ponzi scheme operated by Stanford for almost 20 years. TNB’s relationship with Stanford began as a result of TNB’s acquisition of a Houston-based bank in August 2006, and consisted of ordinary banking services provided to business deposit customers.

The foregoing description of the terms of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.ai to the 2022 Annual Report and is incorporated herein by reference.

On January 20, 2023, the U.S. District Court for the Northern District of Texas entered an order preliminarily finding that the Settlement is fair, reasonable, and equitable; has no obvious deficiencies; and is the product of serious, informed, good faith, and arm’s-length negotiations. Following the provision of notice as required by the Settlement Agreement and by the Court’s preliminary order, the Court (Judge David C. Godbey, presiding) held a Final Approval Hearing on May 3, 2023, at which the Court approved the Settlement from the bench. On May 4, 2023, Judge Godbey signed the written orders confirming his oral ruling, including the bar order contemplated by the Settlement Agreement and the judgment and bar order with respect to the Jackson Action.

On May 11, 2023, Robert Allen Stanford, writing from prison, appealed the District Court’s approval of the Settlement to the Fifth Circuit Court of Appeals. On June 12, 2023, the Receiver moved to dismiss the appeal as frivolous. That motion is now fully briefed and awaiting the Fifth Circuit’s decision.

The Settlement will become effective when the Fifth Circuit’s ruling in favor of the approval of the Settlement becomes final and non-appealable (the Settlement Effective Date). Within five days of the Settlement Effective Date, the parties to the Rotstain and Smith Actions will file agreed dismissals of those cases. Absent any further appeal in either of the Rotstain or Smith Actions, those dismissals will become final 30 days after entered and signed by the respective judges. TNB will be required to make the Settlement payment within 30 days after those dismissals become final. Any further appeal of any of the orders described above would delay the making of the Settlement payment.

Pending the resolution of the settlement approval process, the Rotstain, Smith and Jackson Actions are stayed.

TNB and Trustmark Corporation determined that it was in the best interest of TNB, Trustmark Corporation and the shareholders of Trustmark Corporation to enter into the Settlement and the Settlement Agreement to eliminate the risk, ongoing expense, uncertainty as to ultimate outcome, and imposition on management and the business of TNB of further litigation of the Actions and related Stanford claims.

At the time of the entry into the Settlement, Trustmark Corporation recognized $100.0 million of litigation settlement expense, as well as an additional $750 thousand in legal fees, which were included in noninterest expense related to the Stanford litigation during the fourth quarter of 2022. Trustmark Corporation expects that the Settlement will be tax deductible. Trustmark Corporation and TNB remain substantially above levels considered to be well-capitalized under all relevant standards.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2023
($ in thousands)
(unaudited)

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$362,966	$386,903	$391,513	$416,278	$419,696
U.S. Government agency obligations	6,999	7,254	7,766	9,116	11,947
Obligations of states and political subdivisions	4,813	4,907	4,862	4,763	5,179
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	25,336	26,851	27,097	28,164	32,240
Issued by FNMA and FHLMC	1,250,435	1,317,848	1,345,463	1,718,057	1,888,546
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	98,388	108,192	115,140	126,138	144,158
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	122,946	132,207	132,241	141,970	142,598
Total securities available for sale	$1,871,883	$1,984,162	$2,024,082	$2,444,486	$2,644,364

SECURITIES HELD TO MATURITY
U.S. Treasury securities	$28,679	$28,486	$28,295	$—	$—
Obligations of states and political subdivisions	1,180	4,507	4,510	4,512	5,320
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	13,235	4,336	4,442	4,527	4,624
Issued by FNMA and FHLMC	484,679	497,854	509,311	179,375	185,554
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	171,002	179,334	188,201	197,923	210,479
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	759,890	759,821	759,755	770,648	731,777
Total securities held to maturity	$1,458,665	$1,474,338	$1,494,514	$1,156,985	$1,137,754

During the fourth quarter of 2022, Trustmark reclassified $422.9 million of securities available for sale to securities held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $57.1 million ($42.8 million, net of tax). The net unrealized holding loss will be amortized over the remaining life of the securities as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer.

During the second quarter of 2022, Trustmark reclassified $343.1 million of securities available for sale to securities held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $34.8 million ($26.1 million, net of tax). The net unrealized holding loss will be amortized over the remaining life of the securities as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer.

At June 30, 2023, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity transferred from securities available for sale totaled $63.4 million.

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 99.8% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2023
($ in thousands)
(unaudited)

Note 3 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Loans secured by real estate:
Construction, land development and other land loans	$1,722,657	$1,723,772	$1,719,542	$1,647,395	$1,440,058
Secured by 1-4 family residential properties	2,854,182	2,822,048	2,775,847	2,597,112	2,424,962
Secured by nonfarm, nonresidential properties	3,471,728	3,375,579	3,278,830	3,206,946	3,178,079
Other real estate secured	954,410	847,527	742,538	593,119	555,311
Commercial and industrial loans	1,883,480	1,882,360	1,821,259	1,689,532	1,551,001
Consumer loans	163,788	162,911	166,425	163,412	160,716
State and other political subdivision loans	1,111,710	1,193,727	1,223,863	1,188,703	1,110,795
Other loans	452,012	489,271	475,735	499,845	523,918
LHFI	12,613,967	12,497,195	12,204,039	11,586,064	10,944,840
ACL LHFI	(129,298)	(122,239)	(120,214)	(115,050)	(103,140)
Net LHFI	$12,484,669	$12,374,956	$12,083,825	$11,471,014	$10,841,700

The following table presents the LHFI composition by region and reflects each region’s diversified mix of loans:

	June 30, 2023
LHFI - COMPOSITION BY REGION	Total	Alabama (1)	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,722,657	$817,793	$54,845	$395,489	$30,387	$424,143
Secured by 1-4 family residential properties	2,854,182	136,612	51,817	2,555,191	83,409	27,153
Secured by nonfarm, nonresidential properties	3,471,728	954,604	225,437	1,471,341	159,402	660,944
Other real estate secured	954,410	379,984	1,805	294,497	7,376	270,748
Commercial and industrial loans	1,883,480	576,345	25,686	750,161	257,002	274,286
Consumer loans	163,788	23,925	8,354	101,026	19,411	11,072
State and other political subdivision loans	1,111,710	77,931	61,148	805,342	25,596	141,693
Other loans	452,012	110,395	9,963	219,075	48,806	63,773
Loans	$12,613,967	$3,077,589	$439,055	$6,592,122	$631,389	$1,873,812

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$69,120	$29,517	$10,179	$14,955	$4,362	$10,107
Development	130,166	55,946	1,366	36,602	7,465	28,787
Unimproved land	96,994	20,854	13,859	29,651	4,564	28,066
1-4 family construction	353,056	191,964	17,325	94,139	13,996	35,632
Other construction	1,073,321	519,512	12,116	220,142	—	321,551
Construction, land development and other land loans	$1,722,657	$817,793	$54,845	$395,489	$30,387	$424,143

(1) Includes Georgia Loan Production Office.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2023
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	June 30, 2023
	Total	Alabama (1)	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$363,101	$125,094	$26,313	$123,940	$20,570	$67,184
Office	275,841	102,162	16,822	86,818	2,152	67,887
Hotel/motel	298,632	167,641	50,344	53,705	26,942	—
Mini-storage	144,253	23,282	2,002	99,182	464	19,323
Industrial	375,366	89,226	18,416	103,343	9,976	154,405
Health care	70,788	41,098	—	26,846	338	2,506
Convenience stores	32,385	7,207	438	14,279	572	9,889
Nursing homes/senior living	471,414	174,609	—	201,391	5,249	90,165
Other	132,613	44,071	9,381	60,170	8,655	10,336
Total non-owner occupied loans	2,164,393	774,390	123,716	769,674	74,918	421,695

Owner-occupied:
Office	153,392	45,525	36,517	43,905	9,906	17,539
Churches	67,325	16,766	4,394	37,537	6,069	2,559
Industrial warehouses	164,540	16,056	4,571	41,402	17,487	85,024
Health care	146,007	10,420	6,141	108,638	2,305	18,503
Convenience stores	149,551	11,834	33,888	68,713	215	34,901
Retail	88,837	11,270	9,271	40,320	18,849	9,127
Restaurants	54,460	4,191	3,925	31,241	11,844	3,259
Auto dealerships	45,878	6,151	213	22,307	17,207	—
Nursing homes/senior living	301,226	44,709	—	230,317	—	26,200
Other	136,119	13,292	2,801	77,287	602	42,137
Total owner-occupied loans	1,307,335	180,214	101,721	701,667	84,484	239,249
Loans secured by nonfarm, nonresidential properties	$3,471,728	$954,604	$225,437	$1,471,341	$159,402	$660,944

(1) Includes Georgia Loan Production Office.

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Six Months Ended
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Securities – taxable	1.87%	1.85%	1.71%	1.62%	1.50%	1.86%	1.44%
Securities – nontaxable	4.25%	4.00%	3.95%	3.97%	4.00%	4.10%	3.98%
Securities – total	1.87%	1.86%	1.72%	1.63%	1.50%	1.87%	1.44%
PPP loans	—	—	12.39%	7.51%	4.16%	—	3.04%
Loans - LHFI & LHFS	6.08%	5.79%	5.27%	4.48%	3.79%	5.94%	3.69%
Loans - total	6.08%	5.79%	5.27%	4.48%	3.79%	5.94%	3.69%
Fed funds sold & reverse repurchases	5.51%	5.11%	4.29%	3.51%	3.65%	5.35%	2.43%
Other earning assets	5.36%	4.09%	3.76%	1.82%	0.78%	4.81%	0.41%
Total earning assets	5.16%	4.87%	4.40%	3.71%	3.01%	5.02%	2.85%

Interest-bearing deposits	1.96%	1.53%	0.71%	0.20%	0.11%	1.75%	0.11%
Fed funds purchased & repurchases	5.01%	4.49%	3.44%	1.95%	0.24%	4.73%	0.17%
Other borrowings	5.12%	4.87%	3.73%	2.89%	2.52%	5.01%	2.39%
Total interest-bearing liabilities	2.42%	1.98%	1.03%	0.31%	0.17%	2.20%	0.17%

Total Deposits	1.48%	1.13%	0.51%	0.14%	0.07%	1.31%	0.07%

Net interest margin	3.33%	3.39%	3.66%	3.50%	2.90%	3.36%	2.74%
Net interest margin excluding PPP loans and the FRB balance	3.23%	3.36%	3.66%	3.53%	3.06%	3.30%	2.97%

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2023
($ in thousands)
(unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities (continued)

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding PPP loans and the balance held at the Federal Reserve Bank of Atlanta (FRB), which equals reported net interest income-FTE excluding interest income on PPP loans and the FRB balance, annualized, as a percent of average earning assets excluding average PPP loans and the FRB balance.

For the second quarter of 2023, the average FRB balance totaled $777.0 million compared to $555.5 million for the first quarter of 2023 and is included in other earning assets in the accompanying average consolidated balance sheets.

The net interest margin excluding PPP loans and the FRB balance decreased 13 basis points when compared to the first quarter of 2023, totaling 3.23% for the second quarter of 2023. The decrease in the net interest margin excluding PPP loans and the FRB balance was due to increased costs of interest-bearing deposits, which was partially offset by increases in the yields on the loans held for investment and held for sale portfolio and the securities portfolio.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP). Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR. The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates. Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions. The impact of this strategy resulted in a net negative hedge ineffectiveness of $1.3 million during the second quarter of 2023.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Six Months Ended
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Mortgage servicing income, net	$6,764	$6,785	$6,636	$6,669	$6,557	$13,549	$12,986
Change in fair value-MSR from runoff	(2,710)	(1,145)	(2,981)	(3,462)	(3,806)	(3,855)	(7,591)
Gain on sales of loans, net	3,887	3,797	3,328	4,597	6,030	7,684	12,253
Mortgage banking income before hedge ineffectiveness	7,941	9,437	6,983	7,804	8,781	17,378	17,648
Change in fair value-MSR from market changes	5,898	(3,972)	(3,348)	10,770	8,739	1,926	30,759
Change in fair value of derivatives	(7,239)	2,174	(227)	(11,698)	(9,371)	(5,065)	(30,385)
Net positive (negative) hedge ineffectiveness	(1,341)	(1,798)	(3,575)	(928)	(632)	(3,139)	374
Mortgage banking, net	$6,600	$7,639	$3,408	$6,876	$8,149	$14,239	$18,022

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2023
($ in thousands)
(unaudited)

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended					Six Months Ended
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Partnership amortization for tax credit purposes	$(2,019)	$(1,961)	$(1,869)	$(1,531)	$(1,475)	$(3,980)	$(2,811)
Increase in life insurance cash surrender value	1,716	1,693	1,687	1,676	1,683	3,409	3,310
Other miscellaneous income	3,998	2,782	2,493	2,273	1,699	6,780	4,614
Total other, net	$3,695	$2,514	$2,311	$2,418	$1,907	$6,209	$5,113

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low-income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended					Six Months Ended
	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Loan expense (1)	$3,066	$2,538	$2,908	$2,866	$2,947	$5,604	$6,475
Amortization of intangibles	130	288	312	312	328	418	810
FDIC assessment expense	2,550	2,370	2,130	1,945	1,810	4,920	3,310
Other real estate expense, net	171	172	18	497	623	343	658
Other miscellaneous expense	8,585	9,443	9,767	8,117	7,782	18,028	15,717
Total other expense (1)	$14,502	$14,811	$15,135	$13,737	$13,490	$29,313	$26,970

(1) During the first quarter of 2023, Trustmark reclassified its debit card transaction fees from other expense to services and fees. Prior periods have been reclassified accordingly.

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy. Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets. Trustmark’s Common Equity Tier 1 capital includes common stock, capital surplus and retained earnings, and is reduced by goodwill and other intangible assets, net of associated net deferred tax liabilities as well as disallowed deferred tax assets and threshold deductions as applicable.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations. These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations. In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios. Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also, there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its audited consolidated financial statements and the notes related thereto in their entirety and not to rely on any single financial measure.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2023
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Six Months Ended
		6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,580,291	$1,523,828	$1,493,291	$1,606,469	$1,608,309	$1,552,215	$1,660,739
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)	(384,237)	(384,237)
Identifiable intangible assets		(3,301)	(3,523)	(3,816)	(4,131)	(4,436)	(3,411)	(4,656)
Total average tangible equity		$1,192,753	$1,136,068	$1,105,238	$1,218,101	$1,219,636	$1,164,567	$1,271,846

PERIOD END BALANCES
Total shareholders' equity		$1,571,193	$1,562,099	$1,492,268	$1,508,945	$1,586,696
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)
Identifiable intangible assets		(3,222)	(3,352)	(3,640)	(3,952)	(4,264)
Total tangible equity	(a)	$1,183,734	$1,174,510	$1,104,391	$1,120,756	$1,198,195

TANGIBLE ASSETS
Total assets		$18,422,626	$18,877,178	$18,015,478	$17,190,634	$16,951,510
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)
Identifiable intangible assets		(3,222)	(3,352)	(3,640)	(3,952)	(4,264)
Total tangible assets	(b)	$18,035,167	$18,489,589	$17,627,601	$16,802,445	$16,563,009
Risk-weighted assets	(c)	$14,966,614	$14,793,893	$14,521,078	$13,748,819	$13,076,981

NET INCOME (LOSS) ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income (loss)		$45,037	$50,300	$(34,063)	$42,455	$34,284	$95,337	$63,495
Plus: Intangible amortization net of tax		97	216	234	234	246	313	608
Net income (loss) adjusted for intangible amortization		$45,134	$50,516	$(33,829)	$42,689	$34,530	$95,650	$64,103
Period end common shares outstanding	(d)	61,069,036	61,048,516	60,977,686	60,953,864	61,201,123

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		15.18%	18.03%	-12.14%	13.90%	11.36%	16.56%	10.16%
Tangible equity/tangible assets	(a)/(b)	6.56%	6.35%	6.27%	6.67%	7.23%
Tangible equity/risk-weighted assets	(a)/(c)	7.91%	7.94%	7.61%	8.15%	9.16%
Tangible book value	(a)/(d)*1,000	$19.38	$19.24	$18.11	$18.39	$19.58

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,571,193	$1,562,099	$1,492,268	$1,508,945	$1,586,696
CECL transition adjustment		13,000	13,000	19,500	19,500	19,500
AOCI-related adjustments		265,704	242,381	275,403	306,412	207,142
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(370,227)	(370,234)	(370,241)	(370,217)	(370,229)
Other adjustments and deductions for CET1 (2)		(2,915)	(3,275)	(3,258)	(3,506)	(3,757)
CET1 capital	(e)	1,476,755	1,443,971	1,413,672	1,461,134	1,439,352
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,536,755	$1,503,971	$1,473,672	$1,521,134	$1,499,352

Common equity tier 1 capital ratio	(e)/(c)	9.87%	9.76%	9.74%	10.63%	11.01%

(1)
Calculation = ((net income (loss) adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)
Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2023
($ in thousands)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-provision net revenue (PPNR) during the periods presented:

			Quarter Ended					Six Months Ended
			6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022

Net interest income (GAAP)			$139,904	$137,595	$146,583	$136,105	$112,676	$277,499	$212,020
Noninterest income (GAAP)			53,553	51,377	45,170	52,606	53,253	104,930	107,368
Pre-provision revenue		(a)	$193,457	$188,972	$191,753	$188,711	$165,929	$382,429	$319,388

Noninterest expense (GAAP)			$132,218	$128,327	$231,229	$126,698	$123,767	$260,545	$245,286
Less:	Litigation settlement expense		—	—	(100,750)	—	—	—	—
Adjusted noninterest expense - PPNR (Non-GAAP)		(b)	$132,218	$128,327	$130,479	$126,698	$123,767	$260,545	$245,286

PPNR (Non-GAAP)		(a)-(b)	$61,239	$60,645	$61,274	$62,013	$42,162	$121,884	$74,102

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended					Six Months Ended
			6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022

Total noninterest expense (GAAP)			$132,218	$128,327	$231,229	$126,698	$123,767	$260,545	$245,286
Less:	Other real estate expense, net		(171)	(172)	(18)	(497)	(623)	(343)	(658)
Amortization of intangibles			(130)	(288)	(312)	(312)	(328)	(418)	(810)
Charitable contributions resulting in state tax credits			(325)	(325)	(375)	(375)	(375)	(650)	(750)
	Litigation settlement expense		—	—	(100,750)	—	—	—	—
Adjusted noninterest expense (Non-GAAP)		(c)	$131,592	$127,542	$129,774	$125,514	$122,441	$259,134	$243,068

Net interest income (GAAP)			$139,904	$137,595	$146,583	$136,105	$112,676	$277,499	$212,020
Add:	Tax equivalent adjustment		3,383	3,477	3,451	2,975	2,916	6,860	5,919
Net interest income-FTE (Non-GAAP)		(a)	$143,287	$141,072	$150,034	$139,080	$115,592	$284,359	$217,939

Noninterest income (GAAP)			$53,553	$51,377	$45,170	$52,606	$53,253	$104,930	$107,368
Add:	Partnership amortization for tax credit purposes		2,019	1,961	1,869	1,531	1,475	3,980	2,811
Adjusted noninterest income (Non-GAAP)		(b)	$55,572	$53,338	$47,039	$54,137	$54,728	$108,910	$110,179

Adjusted revenue (Non-GAAP)		(a)+(b)	$198,859	$194,410	$197,073	$193,217	$170,320	$393,269	$328,118

Efficiency ratio (Non-GAAP)		(c)/((a)+(b))	66.17%	65.60%	65.85%	64.96%	71.89%	65.89%	74.08%